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                                                                     EXHIBIT 4.2

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE


                      KTI CONVERTS SERIES A PREFERRED STOCK


                  GUTTENBERG, N. J. (FEB. 2, 1998) -- KTI, Inc. (Nasdaq:KTIE) announced today the conversion of its Series A Preferred Stock into common stock. At the time of the conversion 444,000 shares of Series A Preferred Stock were outstanding. The Series A Preferred is subject to mandatory conversion when the closing bid price of the common stock has exceeded $16.00 per share for twenty consecutive trading days, with an average volume of 10,000 shares per trading day. Such conditions were met for the twenty trading days ending on January 30, 1998.

                  For further information, contact Marty Sergi at KTI, Inc.
(201) 854-7777 or Frank N. Hawkins, Jr./Julie Marshall, Hawk Associates, Inc. at
(305) 852-2383.

                  Copies of KTI press releases, SEC filings, current price quotes, stock charts, analysts' comments and other valuable information for investors may be found on the website http://www.hawkassociates.com.